Exhibit 10.2

AMENDMENT NO. 3

TO THE

M&T BANK CORPORATION

SUPPLEMENTAL PENSION PLAN

(Restated Effective as of January 1, 2005)

Manufacturers and Traders Trust Company (“Company”) hereby adopts this Amendment No. 3 to the M&T Bank Corporation Supplemental Pension Plan (Restated Effective as of January 1, 2005) (“SPP”).

WITNESSETH

WHEREAS, under Section 7.1, the Company may amend the SPP; and

WHEREAS, action of the Company's Board of Directors on October 16, 2019, authorized amending the SPP to modify the eligibility provisions and to increase the limit on Compensation used to calculate benefits thereunder.

NOW, THEREFORE, the SPP is amended as follows, effective January 1, 2020.

FIRST CHANGE

Sections 3.1 and 3.2 are revised to read as follows:

"3.1Eligibility to Participate.  An Employee is eligible to possibly become a Participant in this Plan under Section 3.2 only if the Employee has an Accrued Benefit under the Pension Plan that is limited by the Compensation Limitation thereunder."

"3.2Commencement of Participation.

(a)An Employee who is a Participant in this Plan on December 31, 2019, will remain a Participant in this Plan on January 1, 2020 and thereafter, so long as they remain an Employee.

(b)An Employee described in Section 3.1, but not described in subsection (a), becomes a Participant in this Plan, and begins to earn benefits hereunder, on the January 1 after the Employee is first classified by the Employer at salary grade 65 or higher.  No benefits are earned under this Plan for the period before that January 1, even if the Employee is described in Section 3.1 during such period.

(c)If an Employee who has become a Participant under subsection (b) thereafter has their salary grade reclassified to below 65, the Employee ceases to earn benefits hereunder effective for the Plan Year during which their salary grade is reclassified.  Such an Employee remains a Participant only to the extent of the benefits earned before the Plan Year during which their salary grade is reclassified.  This subsection (c) does not apply to a Participant described in subsection (a)."

SECOND CHANGE

Section 4.1(a)(i) is revised to read as follows (new language underlined):

“(i)equals the annual benefit (or the lump sum Actuarial Equivalent thereof) that would have been payable to the Participant under the Pension Plan, as of the Participant's Benefit Commencement Date assuming that (A) the Participant elected to have his accrued benefit under the Pension Plan paid in the same form of payment elected by the Participant under Article V hereof, (B) such accrued benefit was not limited by the Compensation Limitation, and (C) such accrued benefit was calculated using the Participant's Compensation, as defined herein but capped at (I) $235,840, for calendar years beginning on and after January 1, 1994, but before January 1, 2006, and (II) $350,000, for calendar years beginning on and after January 1, 2006 but before January 1, 2020, and (III) two times the limit under Internal Revenue Code Section 401(a)(17) as in effect for each calendar year beginning on and after January 1, 2020, rather than the Participant's compensation, as defined in the Pension Plan; and”

THIRD CHANGE

A new subsection (c) is added to Section 4.1 to read as follows:

"(c)This Section 4.1 will be applied so that the Participant only earns benefits under this Plan for Plan Years beginning on and after the January 1 as of which the Participant became a Participant in accordance with Section 3.2."

IN WITNESS WHEREOF, Manufacturers and Traders Trust Company has caused this Amendment No. 3 to be executed by its duly authorized officer.

WITNESS:MANUFACTURERS AND TRADERS

TRUST COMPANY

__________________________By: ____________________________

Ann Marie Odrobina,

Group Vice President

Date: __________________________